SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 4, 2004

                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Delaware                       1-11596                       58-1954497
 ---------------                ----------------                -------------
 (State or other                (Commission File                (IRS Employer
 jurisdiction of                    Number)                  Identification No.)
 incorporation)

1940 N.W. 67th Place, Suite A, Gainesville, Florida                 32653
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(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code (352) 373-4200

                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Section 2. Financial Information.

Item 2.05. Costs  Associated  with Exit or  Disposal  Activities.  On October 4,
           2004, the Board of Directors ("Board") of Perma-Fix Environmental Services, Inc. (the "Company"), decided to discontinue operations of the facility in Detroit, Michigan, owned by its subsidiary, Perma-Fix of Michigan, Inc. The decision to discontinue operations at the Detroit facility was principally as a result of two fires that significantly disrupted operations at the facility in 2003.

           Revenue for the Detroit facility was $5,739,000, or 6.8 percent, of total consolidated revenues for the year ended December 31, 2003, and $1,398,000, or 3.8 percent, of total consolidated revenues for the six months ended June 30, 2004. The loss attributable to the Detroit facility, for the six months ended June 30, 2004, was $1,017,000, and approximately $524,000 for the year ended December 31, 2003.

           The Company has estimated, based on current information available, that in the third quarter of 2004 it will record a one-time charge of approximately $11,275,000 as a result of the discontinued operations of the Detroit facility. Estimated future cash outlays included in the one-time charge are approximately $1,598,000 in one-time severance and pension plan withdrawal liability, and $2,464,000 for environmental closure and remediation of the facility. The charge includes an estimated non-cash write down of its tangible assets of approximately $4,723,000, and unamortized goodwill and other intangibles allocated to the facility from its time of acquisition of approximately $2,490,000. The Company is in the process of calculating the amount of goodwill and other intangible assets allocable to the discontinued operations, which could effect a change in the actual amounts allocated to discontinued operations. Additionally, the one-time charge could change as a result of valuation of fixed assets, completion of an actuarial study of the withdrawal liability under the pension plan at the Detroit facility, completion of closure and remediation of the facility and recovery of any settlements, if any, of the insurance claims discussed below. The Company has also submitted insurance claims for the two fires at the facility, and is currently negotiating settlements for those claims, but at this time, the completion date and amount cannot be determined.

           As a result of the discontinued operations, pursuant to standards set forth in FAS 142 "Goodwill and Other Intangible Assets", the Company is required to test the remaining goodwill and other intangible assets of its Industrial segment for potential impairment, and is currently in the process of completing that test.

Item 2.06. Material Impairment. See Item 2.05 above for a discussion of material impairments due to the Board's decision to discontinue operations of the Detroit facility, owned by the Company's subsidiary, Perma-Fix of Michigan, Inc.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PERMA-FIX ENVIRONMENTAL SERVICES, INC.

                                          By:   /s/ Richard T. Kelecy
                                                --------------------------------
                                                Richard T. Kelecy
Dated: October 8, 2004                          Chief Financial Officer